Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Vice President, Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES CREDIT FACILITY AMENDMENT

THE WOODLANDS, TX - OCTOBER 18, 2017 - Newpark Resources, Inc. (NYSE: NR) today announced that it has entered into an Amended and Restated Credit Agreement (“Amended Credit Agreement”), which amends and restates the company’s previous credit agreement and increases the asset-based revolving loan facility (“ABL Facility”) from $90 million to $150 million, while also reducing applicable borrowing rates and fee terms.
The Credit Agreement also extends the term of the ABL Facility through October 2022, conditional upon the satisfactory settlement of the company’s outstanding $100 million in Convertible Senior Notes that mature in December 2021. The Amended Credit Agreement also includes an accordion feature, allowing for the potential expansion of the ABL Facility up to a maximum of $225 million. The bank group participating in the facility includes Bank of America, JPMorgan Chase Bank, First Tennessee Bank, Texas Capital Bank, and Credit Suisse.
Gregg Piontek, Newpark's Vice President and Chief Financial Officer, stated, “We are very pleased to have the support of our bank group with this amendment to our credit facility. By expanding the size of the facility and extending the term, while also improving the pricing and relaxing certain limitations, the Amended Credit Agreement provides us greater flexibility to execute our growth strategy and maximize value for our shareholders.”
For further information regarding the Amended Credit Agreement, please refer to the Company’s Current Report on Form 8-K, filed October 18, 2017 and the copy of the Amended Credit Agreement filed as an exhibit to such Current Report.
Newpark Resources, Inc. is a worldwide provider of value-added drilling fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2016, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.